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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       SECURITY CAPITAL INDUSTRIAL TRUST
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            (Exact Name of Registrant as Specified in its Charter)


                Maryland                                 74-2604728
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



14100 East 35th Place, Aurora, Colorado                    80011
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(Address of Principal Executive Offices)                 (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:


         TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
         -------------------                ------------------------------

Series C Cumulative Redeemable
Preferred Shares of Beneficial
Interest, par value $0.01 per share         New York Stock Exchange




     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.

     A complete description of the Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series C Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of Series C Preferred Shares" in the Prospectus
Supplement dated November 7, 1996 to the Prospectus dated October 31, 1996 forming a part of the Form S-3 Registration Statement (File No. 333-13909) of Security Capital Industrial Trust ("SCI"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description, and the related material contained under the caption "Description of Preferred Shares" in the Prospectus dated October 31, 1996, is hereby incorporated by reference and any description included in a form of prospectus supplement subsequently filed by SCI pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

     The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

EXHIBIT                                                                              SEQUENTIAL
NUMBER                                       EXHIBIT                                  PAGE NO.
------                                       -------                                  --------
  4.1            Amended and Restated Declaration of Trust of SCI (Incorporated
                 by reference to Exhibit 4.1 to SCI's Registration Statement No.
                 33-73382).

  4.2            First Certificate of Amendment of Amended and Restated
                 Declaration of Trust of SCI (Incorporated by reference to Exhibit 3.1 to SCI's Form 8-K dated June 14, 1994).

  4.3 Second Articles of Amendment of Restated Declaration of Trust of SCI (Incorporated by reference to Exhibit 4.3 to SCI's
                 Registration Statement No. 33-87306).

  4.4            Bylaws of SCI (Incorporated by reference to Exhibit 4.3 to
                 SCI's Registration Statement No. 33-83208).

  4.5            Articles Supplementary with respect to SCI's Series A
                 Cumulative Redeemable Preferred Shares of Beneficial Interest
                 (Incorporated by reference to Exhibit 4.8 to SCI's Form 8-A registration statement relating to such shares).

  4.6 First Articles of Amendment to Articles Supplementary with respect to SCI's Series A Cumulative Redeemable Preferred
                 Shares of Beneficial Interest (Incorporated by reference to Exhibit 10.3 to SCI's Form 10-Q for the quarter ended September
                 30, 1995).

  4.7            Articles Supplementary with respect to SCI's Series B
                 Cumulative Convertible Redeemable Preferred Shares of
                 Beneficial Interest (Incorporated by reference to exhibit 4.1 to SCI's Form 8-K dated February 14, 1996).

  4.8            Articles Supplementary with respect to the Series C Preferred
                 Shares.

  4.9            Rights Agreement (the "Rights Agreement") dated as of December
                 31, 1993 between SCI and State Street Bank and Trust Company, including form of Rights Certificate (Incorporated by reference to Exhibit 4.4 to SCI's Registration Statement No. 33-78080).

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
EXHIBIT                                                                              SEQUENTIAL
NUMBER                                       EXHIBIT                                  PAGE NO.
------                                       -------                                  --------
4.10             First Amendment dated as of February 15, 1995 to the Rights
                 Agreement (Incorporated by reference to Exhibit 4.6 to SCI's
                 Registration Statement No. 33-90940).

4.11             Second Amendment dated as of June 22, 1995 to The Rights
                 Agreement by and between SCI, State Street Bank and Trust
                 Company and The First National Bank of Boston (Incorporated by reference to Exhibit 3.1 to SCI's Form 10-Q for the quarter ended September 30, 1995).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SECURITY CAPITAL INDUSTRIAL TRUST



                              By: /s/ Jeffrey A. Klopf
                                  -----------------------------
                                  Jeffrey A. Klopf
                                  Secretary

Dated: November 12, 1996